           As filed with the Securities and Exchange Commission on June 12, 1996
                                                       Registration No. 333-____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                         FARALLON COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                             3661                   94-3033136
(State or other jurisdiction        (Primary Standard Industrial     (IRS Employer
of incorporation or organization)    Classification Code Number)   Identification No.)

                           2470 Mariner Square Loop
                          Alameda, California  94501

              (Address of principal executive offices) (Zip Code)

                                 ------------

                         FARALLON COMMUNICATIONS, INC.
                            1996 Stock Option Plan
                         Employee Stock Purchase Plan
           Shares Issued Pursuant to 1987 Restated Stock Option Plan
     Shares Issued Pursuant to Stock Bonus Agreement and Stock Bonus Plan
            Shares Issued Pursuant to Written Consulting Agreements
                           (Full title of the Plans)

                                 ------------

                                Alan B. Lefkof
                     President and Chief Executive Officer
                         FARALLON COMMUNICATIONS, INC.
                           2470 Mariner Square Loop
                          Alameda, California  94501

                    (Name and address of agent for service)
                                 (510)814-5100

         (Telephone number, including area code, of agent for service)

                                 ------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                Title of                              Proposed Maximum     Proposed Maximum
               Securities              Amount             Offering            Aggregate          Amount of
                 to be                 to be               Price               Offering         Registration
               Registered            Registered (1)     per Share(2)           Price(2)             Fee
               ----------            ----------          ---------              -----               ---
1996 Stock Option Plan
- ----------------------
Options                               2,166,995              N/A                  N/A                N/A
Common Stock (par value $.001)        2,166,995            $15.00            $32,504,925           $11,209

Employee Stock Purchase Plan
- ----------------------------
Common Stock (par value $.001)          300,000            $15.00            $ 4,500,000           $ 1,552

1987 Restated Stock Option Plan
- -------------------------------
Common Stock (par value $.001)          188,875            $15.00            $ 2,833,125           $   977

Stock Bonus Plan
- ----------------
Common Stock (par value $.001)           16,000            $15.00            $   240,000           $    83

Consulting Agreements
- ---------------------
Common Stock (par value $.001)           19,285            $15.00            $   289,275           $   100
- -----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan, the Employee Stock Purchase Plan, the 1987 Restated Stock Option Plan, the Stock Bonus Plan and Stock Bonus Agreement and the written Consulting Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Farallon Communications, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Farallon Communications, Inc. on June 12, 1996.

                               EXPLANATORY NOTE

          Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to the reoffer by certain individuals of shares of Common Stock, par value $.001 per share, of Farallon Communications, Inc. acquired pursuant to the exercise of options granted under the 1987 Restated Stock Option Plan and written Consulting Agreements and the award of shares under the Stock Bonus Plan pursuant to Stock Bonus Agreements.

                         FARALLON COMMUNICATIONS, INC.

   FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY
                               PART I OF FORM S-3

Form S-3 Item Number                                             Location/Heading in Prospectus

1. Forepart of Registration Statement and Outside Front Cover
   page of Prospectus                                            Cover page

2. Inside Front and Outside Back Cover Page of Prospectus        Available Information; Incorporation of Certain
                                                                 Information by Reference

3. Summary Information, Risk Factors and Ratio of Earnings
   to Fixed Charges                                              Risk Factors

4. Use of Proceeds                                               Not applicable

5. Determination of Offering Price                               Not applicable

6. Dilution                                                      Not applicable

7. Selling Security Holders                                      Registered Stockholders

8. Plan of Distribution                                          Plan of Distribution

9. Description of Securities to be Registered                    Not Applicable

10. Interests of Named Experts and Counsel                       Not Applicable

11. Material Changes                                             Not Applicable

12. Incorporation of Certain Information                         Documents Incorporated by Reference

13. Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities                                   Indemnification

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Farallon Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(a) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-3868 on Form S-1 filed with the SEC on April 22, 1996, together with amendments thereto, in which there is set forth audited financial statements for the Registrant's years ended September 30, 1994 and 1995; and

         (b) The Registrant's Registration Statement No. 0-28450 on Form 8-A filed with the SEC on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

              Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------


Exhibit Number  Exhibit
- --------------  -------

   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
  23.1          Consent of KPMG Peat Marwick LLP, Independent Accountants.
  23.2          Consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
  99.1          1996 Stock Option Plan.
  99.2 Form of Notice of Grant to be generally used in connection with the 1996 Stock Option Plan.
  99.3 Form of Stock Option Agreement to be generally used in connection with the 1996 Stock Option Plan.
  99.4          Addendum to Stock Option Agreement (Involuntary Termination).
  99.5          Addendum to Stock Option Agreement (Limited Stock Appreciation
                Right).
  99.6 Form of Notice of Grant (Non-Employee Director - Initial Grant) to be generally used in connection with the automatic grant program of the 1996 Stock Option Plan.
  99.7 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1996 Stock Option Plan.
  99.8          Employee Stock Purchase Plan.
  99.9          Form of Stock Purchase Agreement.
  99.10         Form of Enrollment/Change Form.
  99.11         Form of Special Officer Participation Form.
  99.12         1987 Restated Stock Option Plan.
  99.13         Stock Bonus Agreement.
  99.14         Stock Bonus Plan.
  99.15 Consulting Agreement between the Registrant and Brian Thorson dated March 12, 1996.
  99.16 Consulting Agreement between the Registrant and Alison Ross dated February 15, 1996.


Item 9.  Undertakings
         ------------

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i)
                                         --------
         and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the 1934 Act that are incorporated by reference into this

         Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option Plan and Employee Stock Purchase Plan.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on this 10th day of June, 1996.

                             FARALLON COMMUNICATIONS, INC.


                             By: /s/ Alan B. Lefkof
                                -------------------------------------------
                                Alan B. Lefkof
                                President and Chief Executive Officer


                                 POWER OF ATTORNEY
                                 -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Farallon Communications, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and James A. Clark, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                  Date
- ---------                  -----                                  ----


/s/ Alan B. Lefkof         President and Chief Executive Officer  June 10,1996
- -------------------------  and Director
Alan B. Lefkof             (Principal Executive Officer)



/s/ James A. Clark         Vice President and                     June 10, 1996
- -------------------------  Chief Financial Officer
James A. Clark             (Principal Financial and Accounting
                           Officer)

Signature                  Title                                  Date
- ---------                  -----                                  ----

/s/ Reese M. Jones         Director                               June 10, 1996
- -------------------------
Reese M. Jones

/s/ Bandel L. Carano       Director                               June 10, 1996
- -------------------------
Bandel L. Carano

/s/ David F. Marquardt     Director                               June 10, 1996
- -------------------------
David F. Marquardt

/s/ James R. Swartz        Director                               June 10, 1996
- -------------------------
James R. Swartz

REOFFER PROSPECTUS


                        224,160 Shares of Common Stock

                         Farallon Communications, Inc.

     This Reoffer Prospectus relates to 224,160 shares of the Common Stock, par value $.001 (the "Common Stock"), of Farallon Communications, Inc. (the "Company"), which may be offered from time to time by certain key employees named herein (the "Registered Stockholders"). It is anticipated that the Registered Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market System on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by each of the Registered Stockholders will be borne by each such Registered Stockholder.

     Following the initial public offering of the Common Stock, the Common Stock will be traded on the Nasdaq National Market System. The price per share of the Company's Common Stock as offered in its initial public offering of such Common Stock is expected to be $15.00.

     The Registered Stockholders and any broker executing selling orders on behalf of the Registered Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED
      ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 3.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Registered Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The date of this Prospectus is June 12, 1996.

                             AVAILABLE INFORMATION

     The Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") upon the first date on which its Common Stock is registered under Section 12(g) of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard, Los Angeles, CA 90036, at prescribed rates. The Common Stock following the Company's initial public offering will be quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.

     A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered upon the oral or written request of such person. Such requests should be directed to Michael Zukerman, Esq., Farallon Communications, Inc., 2470 Mariner Square Loop, Alameda, California 94501. The Company's telephone number at that location is (510) 814-5100.

                               TABLE OF CONTENTS

                                                              Page
THE COMPANY...................................................  3
RISK FACTORS..................................................  3
REGISTERED STOCKHOLDERS.......................................  9
PLAN OF DISTRIBUTION.......................................... 10
DOCUMENTS INCORPORATED BY REFERENCE........................... 11
INDEMNIFICATION............................................... 11

                                  THE COMPANY

     Farallon Communications, Inc. (the "Company") develops, markets and supports complete, easy-to-use, plug-and-play Internet connectivity and networking solutions and real-time collaboration software. The Company's products are designed to increase the productivity and efficiency of Internet, Intranet and LAN users and to target small businesses, geographically dispersed facilities of large enterprises, home offices, mobile users, schools and other small organizations that may not have access to sophisticated technical support. The Company's Internet/Intranet products include its Netopia routers and modems, which provide high-speed Internet connectivity for individuals and workgroups, and its Timbuktu Pro collaboration software, which enables real-time, peer-to-peer collaboration on the Internet, Intranets and LANs. To assist users in configuring the Netopia products and in arranging service from Internet and telecommunications service providers, the Company offers its Up & Running, Guaranteed! Program, which serves as a single source for complete Internet connectivity. The Company's LAN networking solutions include its EtherWave family of products, which enable users to easily and cost-effectively create Ethernet networks with or without a hub.

     The Company's objective is to become the leading provider of complete, high-speed Internet connectivity solutions and real-time, peer-to-peer Internet/Intranet collaboration software for segments of the networking market that industry sources have identified as the most rapidly growing and that typically do not have access to sophisticated technical support. Netopia products enable plug-and-play Internet connectivity for multiple users through a single ISDN connection at substantially greater speed than traditional analog-based Internet connections. Timbuktu Pro expands the functionality of the Internet beyond e-mail and Web browsing, enabling users to collaborate in real-time with other Timbuktu Pro users--viewing other users' screens, revising information, transferring files, controlling other computers and remotely accessing network resources. The Company intends to leverage its expertise in developing easy-to-use, plug-and-play LAN networking solutions, its well-established distribution channels and its customer service and support infrastructure to more rapidly penetrate the market for Internet/Intranet products.

     The Company's executive offices are located at 2470 Mariner Square Loop, Alameda, California 94501. The Company's telephone number is (510) 814-5100.

                                  RISK FACTORS

Fluctuations in Quarterly Results; Future Results of Operations Uncertain

     The Company's quarterly operating results have varied significantly in the past and are likely to vary significantly in the future, depending on factors such as changes in networking and communications technologies, price and product competition, usage of the Internet and developments and changes in the Internet market, the demand for the Company's products, changes in pricing policies by the Company or its competitors, including the grant of price protection terms and discounts by the Company, changes in the mix of products sold by the Company and the resulting change in total gross margin, changes in the mix of channels through which the Company's products are offered, product enhancements and new product announcements by the Company and its competitors, market acceptance of new products of the Company or its competitors, raw material costs, write-offs of obsolete inventory, the size and timing of distributor and end user orders and purchasing cycles, customer order deferrals in anticipation of enhancements to the Company's or competitors' products, customer order deferrals in anticipation of new Macintosh operating system ("MacOS") product offerings by Apple Computer ("Apple"), manufacturing delays, disruptions in sources of supply, product life cycles, product quality problems, personnel changes, changes in the Company's strategy, changes in the level of operating expenses, the timing of research and development expenditures, the level of the Company's international revenues, fluctuations in foreign currency exchange rates, general economic conditions, both in the United states and abroad, and economic conditions specific to the industries in which the Company competes, among others. The Company's limited Internet/Intranet operating history makes the prediction of future Internet/Intranet operating results difficult, if not impossible. Sales orders are typically shipped shortly after receipt and, consequently, order backlog at the beginning of any quarter has in the past represented only a small portion of that quarter's revenues. Accordingly, the Company's net revenues in any quarter are substantially dependent on orders booked and shipped during that quarter. Historically, the Company has often recognized a significant portion of its revenues in the last weeks, or even days, of a quarter. As a result, the magnitude of quarterly fluctuations may not become evident until late in, or after the close of, a particular quarter. In addition, the Company recognizes revenue on products sold through distributors upon shipment to the distributor. Although the Company maintains reserves for projected returns and price decreases, there can be no assurance that such reserves will be adequate. The Company's business also has experienced seasonality in the past, largely due to customer buying patterns such as budgeting cycles of educational institutions that purchase the Company's products. There can be no assurance that the Company's operating results will not be affected by seasonality in the future or that such seasonality will occur in a manner consistent with prior periods.

     The Company's expense levels are based in large part on expectations as to future revenues and as a result are relatively fixed in the short term. If revenues are below expectations in any given quarter, net income is likely to be disproportionately affected. Due to all of the foregoing factors, revenue and net income for any future period are not predictable with any significant degree of certainty. Accordingly, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. There can be no assurance that the Company's business strategies will be successful or that the Company will be able to sustain profitability on a quarterly or annual basis in the future. It is likely that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Common Stock would likely be materially and adversely affected.

Dependence on Internet/Intranet Products

     The Company's business is substantially dependent upon continued growth in the sale of its Internet/Intranet products. Rapid growth in the use of the Internet and Intranets is a recent phenomenon. There can be no assurance that communications or commerce over the Internet will become widespread. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth, or will not otherwise lose its utility due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity, or due to increased government regulation. Although the Company has experienced significant percentage growth in Internet/Intranet revenues over the last three fiscal quarters, the Company does not believe prior percentage growth rates are sustainable or indicative of future operating results for these products and services. The Company's limited Internet/Intranet operating history makes the prediction of future Internet/Intranet operating results difficult, if not impossible. There can be no assurance that the Company will continue to increase sales of its Internet/Intranet products, that the Company's existing distribution channels are appropriate for the sale of its Internet/Intranet products or that sales of such products will reach levels significant enough to offset expected declines in sales, average selling prices and gross margins of the Company's local area network ("LAN") products. Accordingly, the failure of the Company's Internet/Intranet products to gain market acceptance or to achieve significant sales would materially and adversely affect the Company's business, operating results and financial condition.

Dependence on LAN Products; Declining LAN Business

     To date, the Company has derived a substantial majority of its revenues from LAN products. These products have experienced variable average selling prices and sales volumes, and declining gross margins for the past five fiscal quarters. The Company anticipates that the average selling prices and gross margins of its existing LAN products will continue to decline. Accordingly, to the extent the product mix for any particular period includes a substantial proportion of LAN products, the Company's total gross margin will be adversely affected. To date, the Company has been able to partially reduce the decline in total gross margin by increasing unit sales of existing LAN products, by reducing the manufacturing cost of products and by introducing new products with higher margins. There can be no assurance that the Company will achieve any such reductions in the future. Although the Company's Internet/Intranet products currently carry a higher average gross margin than its LAN products, the Company anticipates that competitive pressures in its Internet/Intranet business may result in declining average selling prices and gross margins in this business as well.

Dependence on Apple; Competition with Apple Products

     To date, the Company has derived the substantial majority of its total revenues from products designed for networking the Apple MacOS family of personal computers. Accordingly, the Company is substantially dependent on the market for MacOS computers and the development and sale of new Apple computers, particularly sales of such computers into business environments. There can be no assurance that competitive personal computers will not displace the MacOS products or reduce sales of MacOS products. In addition, sales of the Company's products in the past have been adversely affected by the announcement by Apple of new products with the potential to replace existing products. The inability of Apple to successfully develop, manufacture, market or sell new products, and any decrease in the sales or market acceptance of the MacOS family of computers, would have a material adverse effect on the Company's business, operating results and financial condition.

     The Company relies on an informal working relationship with Apple in connection with the Company's LAN product development efforts. Although the Company and Apple have maintained a cooperative working relationship since the Company's founding, Apple is under no obligation to continue to share product information or otherwise cooperate with the Company. In addition, there can be no assurance that Apple will continue to work cooperatively with the Company in connection with the Company's product development efforts. The absence of such cooperation in the future, as a result of the restructuring in process at Apple or any other factors, could have a material adverse effect on the Company's business, operating results and financial condition. Apple currently offers products that compete directly with certain of the Company's products. The Company anticipates that Apple will continue to incorporate additional connectivity technologies into more of its products in the future, which will adversely affect sales of the Company's LAN products. Since Apple has substantially greater financial, technical, sales, marketing and other resources than the Company, as well as greater name recognition and a larger customer base, Apple may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sales of its products. The Company believes that it is likely that Apple will in the future sell separately or bundle with its computers certain Internet access products, such as Integrated Services Digital Network ("ISDN") terminal adapters similar to the Company's Netopia ISDN Modem. Any such additional bundling or enhancement by Apple could have a material adverse effect on the Company's business, operating results and financial condition.

Competition

     The markets for the Company's products and services are intensely competitive, highly fragmented and characterized by rapidly changing technology, evolving industry standards, price competition and frequent new product introductions. A number of companies offer products that compete with one or more of the Company's products. The Company's current and prospective competitors include original equipment manufacturer ("OEM"), product manufacturers of Internet access and remote LAN access equipment, manufacturers of remote control and screen sharing software and manufacturers of LAN client access and network systems products. Increased competition may result in further price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive factors faced by the Company will not have a material adverse effect on the Company's business, operating results and financial condition.

New Product Development and Rapid Technological Change

     The personal computer industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend on its ability to enhance its existing products and to introduce new products to meet changing customer requirements and emerging technologies. The Company has in the past and may in the future experience delays in new product development. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of market acceptance. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on the Company's business, operating results and financial condition.

     Complex products such as those offered by the Company may contain undetected or unresolved defects when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company, defects will not be found in new products or new versions of products following commercial release, resulting in loss of market share, delay in or loss of market acceptance or product recall. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition.

Management of Changing Business

     The Company has recently shifted its business strategy from providing only LAN products to reducing its reliance on LAN products and focusing development and management efforts on its Internet/Intranet business. This transition represents a significant challenge for the Company and its administrative, operational and financial resources and places increased demands on its systems and controls. The Company's ability to manage the continuing development of its Internet/Intranet business will require the Company to continue to change, expand and improve its operational, management and financial systems and controls and to expand its manufacturing capacity. This transition has resulted in a continuing increase in the level of responsibility for both existing and new management personnel. The Company anticipates that any growth in its Internet/Intranet business will require it to recruit and hire a substantial number of new engineering, sales and marketing, customer service and managerial personnel. There can be no assurance that the Company will be successful in hiring or retaining these personnel, if needed. If the Company is unable to manage the transition effectively, the Company's business, operating results and financial condition will be materially and adversely affected.

Dependence on Distributors

     The Company relies primarily on distributors for the sale of its Internet/Intranet and LAN products. Revenues from distributors accounted for 81%, 76%, 73% and 66% of the Company's total revenues in fiscal 1993, 1994 and 1995 and the six months ended March 31, 1996, respectively. A substantial amount of the Company's revenues result from a limited number of these distributors. There can be no assurance that future sales by the Company's distributors will continue at current levels, that the Company will be able to retain its current distributors in the future on terms which are acceptable to the Company, that the Company's current distributors will choose to or be able to market the Company's products effectively, that economic conditions or industry demand will not adversely affect these or other distributors, or that these distributors will not devote greater resources to marketing products of other companies. Accordingly, the loss of, or a significant reduction in revenue from, one of the Company's distributors could have a material adverse effect on the Company's business, operating results and financial condition.

International Operations

     International revenues accounted for 25%, 25%, 29% and 34% of the Company's total revenues in fiscal 1993, 1994 and 1995 and the six months ended March 31, 1996, respectively. The Company expects that international revenues will continue to represent a significant portion of its total revenues. Any significant decline in international demand for the Company's products would have a material adverse effect on the Company's business, operating results and financial condition. The Company believes that in order to increase sales opportunities and profitability it will be required to expand its international operations. The Company has committed and continues to commit significant management attention and financial resources to developing international sales and support channels. There can be no assurance that the Company will be able to maintain or increase international market demand for its products. In addition, the Company is dependent upon the international demand for Apple products. To the extent that the Company is unable to maintain or increase international demand for its products, or that international demand for Apple products does not meet the Company's expectations, the Company's international sales will be limited, and the Company's business, operating results and financial condition would be materially and adversely affected.

Dependence on Strategic Alliances; Dependence on Contract Manufacturers and Limited Source Suppliers

     The Company relies on a number of strategic relationships to help achieve market acceptance of the Company's products and to leverage the Company's development, sales and marketing resources. Although the Company views these relationships as important factors in the development and marketing of the Company's products and services, a majority of the Company's agreements with its strategic partners or customers do not require future minimum commitments to purchase the Company's products, are not exclusive and generally may be terminated at the convenience of either party. There can be no assurance that the Company's strategic partners regard their relationship with the Company as strategic to their own respective businesses and operations, that they will not reassess their commitment to the Company or its products at any time in the future, or that they will not develop and/or market their own competitive technology.

     The Company does not manufacture any of the components used in its products and performs only limited assembly on some products. The Company relies on independent contractors to manufacture to specification the Company's components, subassemblies, systems and products. The Company also relies upon limited source suppliers for a number of components used in the Company's products, including certain key microprocessors and integrated circuits. There can be no assurance that these independent contractors and suppliers will be able to timely meet the Company's future requirements for manufactured products, components and subassemblies. The Company believes that there are alternative suppliers or alternative components for all of the components contained in its products. However, any extended interruption in the supply of any of the key components currently obtained from a limited source would disrupt its operations and have a material adverse effect on the Company's business, operating results and financial condition. In addition, the Company anticipates that it will be necessary to establish additional strategic relationships in the future, in particular with additional national Internet service providers ("ISPs"), and there can be no assurance that the Company will be able to establish such alliances or that such alliances will result in increased revenues.

Dependence on Proprietary Rights and Technology

     The Company's ability to compete is dependent in part on its proprietary rights and technology. The Company relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company generally enters into confidentiality or license agreements with its employees, resellers, distributors, customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent misappropriation of its technology. There can be no assurance that the Company's patents will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by the Company, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to the Company's technology or design around the patents owned by the Company.

     The Company relies upon certain software, firmware and hardware designs that it licenses from third parties, including firmware that is integrated with the Company's internally developed firmware and used in the Company's products to perform key functions. There can be no assurance that these third-party licenses will continue to be available to the Company on commercially reasonable terms. The loss of, or inability to maintain, such licenses could result in shipment delays or reductions until equivalent firmware could be developed, identified, licensed and integrated which would materially and adversely affect the Company's business, operating results and financial condition.

Litigation

     From time to time, the Company has received claims of infringement of other parties' proprietary rights. Although the Company believes that all such claims received to date are immaterial, there can be no assurance that third parties will not assert infringement claims in the future with respect to the Company's current or future products. The Company expects that it will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segments grow and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require the Company to enter into royalty or licensing agreements.

     In the past, the Company has found it necessary to file suit to protect its proprietary rights. Such litigation has resulted in, and any litigation in the future can be expected to result in, substantial costs to the Company and a diversion of efforts of the Company's personnel.

Lengthy Sales Cycle

     The Company's Timbuktu Pro products are often licensed to customers on a volume license basis for use on private wide area network ("WAN") Intranets involving thousands of nodes. These licenses often involve significant license and maintenance fees. As a result, the license of the Company's Timbuktu Pro products often involves a significant commitment of management attention and resources by prospective customers. Accordingly, the Company's sales process for these products is often subject to delays associated with long approval processes that typically accompany significant capital expenditures. For these and other reasons, the sales cycle associated with the license of the Timbuktu Pro products is often lengthy and subject to a number of significant delays over which the Company has little or no control. There can be no assurance that the Company will not experience these and additional delays in the future on Timbuktu Pro or other products.

Tariff and Regulatory Matters

     The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, rates for telecommunications services are governed by tariffs of licensed carriers that are subject to regulatory approval. Future changes in these tariffs could have a material adverse effect on the Company's business, operating results and financial condition. Any future inability to obtain on a timely basis or retain domestic certification or foreign regulatory approvals could have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Key Personnel

     The Company's business and prospects depend to a significant degree upon the continuing contributions of its key management, sales, marketing, product development and administrative personnel. The Company does not have employment contracts with its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could materially and adversely affect the Company's business, operating results and financial condition. The Company believes that its prospects depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales and marketing, and administrative personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial condition.

No Prior Public Market; Potential Volatility of Stock Price

     Prior to the initial public offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active trading market will develop or be sustained after this offering. The market price of the shares of Common Stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's results of operations, announcements of technological innovations, introduction of new products by the Company or its competitors, developments with respect to patents, copyrights or proprietary rights, conditions and trends in the networking and other technology industries, changes in or failure by the Company to meet securities analysts' expectations, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

                            REGISTERED STOCKHOLDERS

     The Reoffer Prospectus relates to shares of Common Stock which have been acquired by certain key employees (the "Registered Stockholders") of the Company. Registered Stockholders Fred Gerson, Kenneth T. Lamneck, Alan B. Lefkof (as to 12,000 shares), Richard Maslana, and Sam Roberts, acquired shares of Common Stock to be offered hereunder pursuant to the exercise of options granted under the 1987 Restated Stock Option Plan. Registered Stockholders Alan
B. Lefkof (as to 13,000 shares) and Michael J. Zukerman, acquired shares of Common Stock pursuant to a Stock Bonus Plan and Stock Bonus Agreements between the Company and such Registered Stockholders. Registered Stockholders Allison Ross and Brian Thorson, acquired shares of Common Stock pursuant to written consulting agreements between the Company and such Registered Stockholders.

     The following table sets forth certain information with respect to the Registered Stockholders as of May 22, 1996:


                                                   Number of Shares
                                                  Beneficially Owned      Number of       Number of Shares    Percentage of Shares
        Registered             Position with            as of           Shares to be     Beneficially Owned    Beneficially Owned
        Stockholder             the Company          May 22, 1996      Offered Hereby      After Offering       After Offering(1)
Fred Gerson                  Former Employee            28,000             28,000              28,000                 .25%

Kenneth T. Lamneck           Former Employee            46,375             41,375              46,375                 .42%

Alan B. Lefkof               President and             236,400             25,000             236,400                 2.1%
                             Chief Executive
                             Officer

Richard Maslana              VP of Operations           47,250              7,000              47,250                 .43%
                             and General Manager
                             of LAN Products

Sam Roberts                  Engineer                  100,500            100,500             100,500                 .92%

Allison Ross                 Former Consultant           5,000              5,000               5,000                 .04%

Brian Thorson                Former Consultant          14,285             14,285              14,285                 .13%

Michael J. Zukerman          VP, General                60,125              3,000              60,125                 .55%
                             Counsel and
                             Secretary

- ----------------------------------------------------------------------------------------------------------------------------------


(1) Percentage of beneficial ownership is calculated assuming 9,330,676 shares of Common Stock were outstanding on May 22, 1996. This percentage also includes Common Stock of which such individual has the right to acquire beneficial ownership within 60 days of May 22, 1996, including but not limited to, upon the exercise of an option. The number of shares outstanding after the offering under this Reoffer Prospectus includes the 1,500,000 shares of Common Stock offered for sale by the Company in its initial public offering.

     Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the Nasdaq National Market System or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive the proceeds from sales by the Registered Stockholders. The price per share of the Common Stock as offered in the initial public offering of such Common Stock is expected to be $15.00.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

     Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the Nasdaq National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriter's compensation.

     The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by each individual Registered Stockholder will be borne by each such Registered Stockholder.

     The price per share of Common Stock, as offered in the initial public offering is expected to be $15.00.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     (a) The Company's prospectus filed with the Commission pursuant to Rule 424(a) of the Securities Act, in connection with the Registration Statement No. 333-3868 on Form S-1 filed with the Commission on April 22, 1996, together with any amendments thereto, in which there is set forth audited financial statements for the Company's fiscal years ended September 30, 1994 and 1995; and

     (b) The Company's Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 together with amendments thereto, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                                INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Company's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.



                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                         FARALLON COMMUNICATIONS, INC.

                                 EXHIBIT INDEX
                                 -------------

                                                                                   Sequentially
Exhibit Number  Exhibit                                                            Numbered Page
- --------------  -------                                                            -------------

  5             Opinion and consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP.
  23.1          Consent of KPMG Peat Marwick LLP, Independent Accountants.
  23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                Hachigian, LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
  99.1          1996 Stock Option Plan.
  99.2 Form of Notice of Grant to be generally used in connection with the 1996 Stock Option Plan.
  99.3 Form of Stock Option Agreement to be generally used in connection with the 1996 Stock Option Plan.
  99.4          Addendum to Stock Option Agreement (Involuntary Termination).
  99.5          Addendum to Stock Option Agreement (Limited Stock Appreciation
                Right).
  99.6 Form of Notice of Grant (Non-Employee Director - Initial Grant) to be generally used in connection with the automatic grant program of the 1996 Stock Option Plan.
  99.7 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1996 Stock Option Plan.
  99.8          Employee Stock Purchase Plan.
  99.9          Form of Stock Purchase Agreement.
  99.10         Form of Enrollment/Change Form.
  99.11         Form of Special Officer Participation Form.
  99.12         1987 Restated Stock Option Plan.
  99.13         Stock Bonus Agreement.
  99.14         Stock Bonus Plan.
  99.15 Consulting Agreement between the Registrant and Brian Thorson dated March 12, 1996.
  99.16 Consulting Agreement between the Registrant and Alison Ross dated February 15, 1996.
